EXHIBIT 99.1

Eagle Ford Oil Company, Inc.

Financial Statements

December 31, 2011

Eagle Ford Oil Company, Inc.

(An Exploration Stage Company)

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-1

Statement of Assets Acquired and Liabilities Assumed	F-2

Statement of Revenues and Direct Expenses	F-3

Notes to the Financial Statements	F-4 to F-10

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Rio Bravo Oil, Inc.

We have audited the accompanying statement of the leasehold interest assets acquired and liabilities assumed of Eagle Ford Oil Company Inc. as of December 31, 2011 as described in Note 1 and the statement of direct revenues and expenses for the year ended December 31, 2011 ("historical summaries"). The historical summaries are the responsibility of the management of Rio Bravo Oil, Inc. Our responsibility is to express an opinion on the historical summaries based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the properties' revenues and expenses.

In our opinion, the special purpose financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of Eagle Ford Oil Company Inc. as of December 31, 2011 and the direct revenues and expenses of the leasehold interests acquired by Rio Bravo Oil, Inc. for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying statements of direct revenues and expenses were derived from the Eagle Ford Oil Company Inc. historical accounting records and may not necessarily be indicative of the results of the acquired leasehold interests if they had been operated as a stand-alone entity.

L J Soldinger Associates, LLC

Deer Park, Illinois

August 17, 2012

F-1

EAGLE FORD OIL COMPANY, INC.

(An Exploration Stage Company)

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

DECEMBER 31, 2011

ASSETS
CURRENT ASSETS
Accounts Receivable	20,115
TOTAL CURRENT ASSETS	20,115
PROPERTY, PLANT and EQUIPMENT
Proved undeveloped oil and gas property	3,557,891
TOTAL FIXED ASSESTS	3,557,891

TOTAL ASSETS	$3,578,006

LIABILITIES AND NET INVESTMENT DEFICIT
CURRENT LIABILITIES
Due to the Caltex bankruptcy estate	$295,000
Accrued Payroll Expense	1,848
TOTAL CURRENT LIABILITIES	296,848

NON CURRENT LIABILITIES
CalTex Option B Payable	712,573
Asset Retirement Obligation	2,331,962
3,044,535

TOTAL LIABILITIES	3,341,383
Commitments and contingencies	-

NET INVESTMENT	236,623
TOTAL LIABILITIES AND NET INVESTMENT	$3,578,006

See accompanying notes.

F-2

EAGLE FORD OIL COMPANY, INC.

(An Exploration Stage Company)

STATEMENT OF DIRECT REVENUES AND EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2011

REVENUE

Oil Revenue	$113,914
Total Operating Income	113,914

OPERATING EXPENSES:
Lease Operating expense	77,366
Depletion	23,872
Total Operating expenses	101,238

INCOME FROM OPERATIONS	12,676

OTHER EXPENSES
Interest Expense	(174,167)
(174,167)

NET LOSS	(161,491)

See accompanying notes.

F-3

EAGLE FORD OIL COMPANY, INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Leasehold Interests and Basis of Presentation

Eagle Ford Oil Co, Inc. (the “Company” and “Eagle Ford”) was incorporated on December 20, 2010 in the state of Texas. The Company was essentially dormant and had no operations until it closed on the acquisition of the leasehold interests described below in March 2011.

The accompanying statements relate to the 80% of the interests in the revenues and direct operating expenses of the oil and natural gas producing leasehold interests acquired by Pan American Oil Company, LLC (“Pan American”), which is a wholly owned subsidiary of Rio Bravo Oil, Inc. from Eagle Ford on May 25, 2012, which was effective as of April 1, 2012. The leasehold interests encompass fields located primarily in Caldwell and Guadeloupe Counties, Texas, which consist of approximately 4,500 gross acres (2,143 net to the working interests). The Company’s leasehold rights encompass all depths other than those for the Edwards formation on those acres. The purchase price of these properties was approximately $2,225,000 of which $2 million was payable in cash with the remaining $225,000 in the form of a Note. At acquisition, the leases contained approximately 500 wells. Pan American acquired 80% of the working interests and 60% of the net revenue interest from the Company with an additional carry of the 20% working interest for all well and cap-ex costs and for the costs associated with the swabbing operation held by the Company. The Company remains the third party operator for all of the fields.

The statements of revenues and direct operating expenses and the statement of assets acquired and liabilities assumed have been derived from the operator's historical financial records and prepared on the accrual basis of accounting. Revenues and direct operating expenses relate to the historical net revenue interests and net working interests in the Properties. Crude oil and natural gas revenues are recognized on the sales method when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties. Direct operating expenses include lease operating expenses, production and ad valorem taxes, and all other direct operating costs associated with the properties. Direct operating expenses do not include corporate overhead and income taxes.

The accompanying financial statements may not be indicative of future performance and may not reflect what the results of operations, financial position and cash flows would have been had the properties operated as a separate entity during all of the periods presented. These acquired properties only represented a portion of Operator’s oil and gas working and net revenue interests.

The statements of revenues and direct operating expenses are not indicative of the financial condition or results of operations of the Properties going forward due to the omission of various operating expenses. During the periods presented, the properties were not accounted for or operated as a separate division by the private sellers. Certain costs, such as, interest on loan, professional fees and general and administrative expenses, and corporate income taxes were not allocated to the individual businesses. Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

F-4

EAGLE FORD OIL COMPANY, INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 2 - Omitted Financial Information

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available on a property-by-property basis, nor is it practicable to obtain such information in these circumstances. Historically, no allocation of general and administrative expenses, interest on outstanding loans or professional fees has been made to the leaseholds. Accordingly, the statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-01 and Rule 3-02 of the Securities and Exchange Commission's Regulation S-X.

The following table presents, on an unaudited basis, the expenses omitted from the presentation, for the year ended December 31, 2011:

Compensation and related expenses	$33,647
General and administrative expenses	422,822
Professional fees	70,500
Interest expense	16,819
Total omitted expenses	$543,788

Note 3 – Oil and Gas Properties

Oil and gas properties consisted of the following as of December 31, 2011:

Proved property	$3,581,763
Unproved property	-
3,581,763
Accumulated depreciation, depletion and amortization	(23,872)
Total Oil and Gas Property	$3,557,891

On March 15, 2011, the US Federal Bankruptcy Court for the Western District of Texas approved case No.10-10280-CAG in re: Caltex Swabbing Company, d/b/a Caltex Energy Company (“Caltex”), as the Debtors Second Amended Plan of Reorganization (the “Plan”) under Chapter 11 of the US Bankruptcy Code. The Plan called for the sale, free and clear of all liens and encumbrances, of the leasehold interests held by Caltex to the Company. The purchase price was (a) payment of approximately $848,000 to an escrow for the benefit of secured claimants and (b) a payment of $5,000 per well drilled up to a maximum of 200 wells by March 16, 2016 for the benefit of unsecured claimants. In the event that as of March 16, 2016 all 200 wells had not been drilled, the Company was obligated to pay on March 16, 2016 the difference between the $1 million and the amount paid per well. These financial statements include the liability discounted to the purchase date and accreted to December 31, 2011 using the Company’s credit adjusted risk free rate of 8%. Total accretion of the liability, recorded as interest expense in the statement of revenues and direct expenses, was approximately $41,000 during 2011.

F-5

EAGLE FORD OIL COMPANY, INC.

NOTES TO THE FINANCIAL STATEMENTS

During 2010 and through March 15, 2011, the Company was advanced approximately $389,000 by Rio Bravo Oil, LLC which was used to fund the operating expenses of Caltex while it was in bankruptcy. The Company was thus a secured claimant and also an impaired claimant under the Plan. The Company was able to utilize approximately $212,000 of the advances towards the purchase price noted above. As of December 31, 2011 the Company owed $295,000 of the purchase price to the bankruptcy estate.

Note 4 – Asset Retirement Obligation

The significant assumptions used to develop the expected liability during the period are as follows:

Average cost to remediate individual well sites: $6,000 to $8,000

Average gross salvage value expected from individual well sites remediated: $0 (net)

Expected inflation rate for oil field service costs: 5%

Risk weighted cost of credit: 8%

Average time to abandonment: 14 years

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligation and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

Beginning balance	$-
Liabilities incurred	2,241,858
Liabilities Settled	(42,700)
Accretion expense	132,804
Balance at December 31	$2,331,962

NOTE 5 – Supplemental Oil and Gas Disclosure (unaudited)

Estimated Net Quantities of Oil and Gas Reserves (unaudited)

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statements.

F-6

EAGLE FORD OIL COMPANY, INC.

NOTES TO THE FINANCIAL STATEMENTS

Proved oil and gas reserves are those quantities of natural gas, crude oil and condensate, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations prior to the time at which contacts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the Company must be reasonably certain that it will commence the project within a reasonable time.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

Oil and Gas Reserves

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at December 31, 2011.

Net proved Developed and Undeveloped Reserves (in millions of cubic feet “MMCF”) of natural gas and (thousands of barrels “Mbbl”) of oil:

	Natural Gas	Oil
	(unaudited)	(unaudited)
Inception	-	-
Purchase of properties	-	457
Revisions of previous estimates	-	-
Extension, discoveries, other estimates	-	-
Production	-	(1)
Disposition of properties	-	-
December 31, 2011	-	456

F-7

EAGLE FORD OIL COMPANY, INC.

NOTES TO THE FINANCIAL STATEMENTS

Net proved oil and gas reserves consisted of the following at December 31, 2011:

	Natural Gas	Oil
	Volumes	Volumes
	MMCF	Mbbl
	(unaudited)	(unaudited)
Proved developed producing	-	-
Proved undeveloped	91	456
Total proven	91	456

Results of operations for oil and gas producing activities for the year ended December 31, 2011:

(Unaudited)
Revenue	$113,914
Operating expenses (lifting costs and workover expenses)	(77,366)
Depletion and depreciation	(23,872)
Impairment of oil and gas properties	-
Operating Income	12,676
Income tax provision	-
Results of operations for oil and gas properties	12,676

Cost incurred for oil and gas property acquisition, exploration and development:

Activity	(Unaudited)
Property Acquisition
Proved	$-
Unproved	3,511,165
Exploration	-
Development (1)	70,598
Total Cost Incurred	3,581,763

(1)	Drilling in progress on one well as of December 31, 2011

Capitalized costs relating to oil and gas activities are as follows:

(Unaudited)
Proved	$3,581,763
Unproved
Total Capitalized Costs	3,581,763
Accumulated depreciation, depletion and amortization	(23,872)
3,557,891

F-8

EAGLE FORD OIL COMPANY, INC.

NOTES TO THE FINANCIAL STATEMENTS

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves — (unaudited)

The following information has been developed utilizing procedures prescribed by FASC Topic 932 and based on crude oil reserve and production volumes estimated by the Company’s engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, future cash inflows were estimated by applying the average first day price for each month during the period adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses have been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by FASC Topic 932.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the Company is as follows:

F-9

EAGLE FORD OIL COMPANY, INC.

NOTES TO THE FINANCIAL STATEMENTS

(in thousands)
(unaudited)

Future cash inflows	$41,375
Less related future:
Production costs	7,957
Development costs	6,825
Future net cash flows before income taxes	26,593
Future income taxes	-
Future net cash flows	26,593
10% annual discount for estimating timing of cash flows	(8,445)

Standardized measure of discounted future net cash flows	$18,148

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

(in thousands)
(unaudited)
Net changes in sales and transfer prices and in production
(lifting) costs related to future production	$-
Changes in estimated future development costs	-
Sales and transfers of oil and gas produced during the period	(113)
Net change due to extensions, discoveries and improved
recovery	-
Net change due to purchases and sales of minerals in place	18,261
Net change due to revisions in quantity estimates	-
Previously estimated development costs incurred during the
period	-
Accretion of discount	-
Other – unspecified	-
Net change in income taxes	-

Aggregate change in the standardized measure of discounted
net cash flows for the year	$18,148

F-10